Exhibit 10.26
AMENDMENT TO
 TODD E. WILSON’S MEMBERSHIP TO
THE BOARD OF DIRECTORS
OF AUGME TECHNOLOGIES, INC.

The Agreement dated July 8, 2010 between Todd E. Wilson and Augme Technologies, Inc. (“Augme” or the “Company”), is hereby amended:

Original Agreement:

The Board also approved the following compensation package:

You will receive a stock option grant of 300,000 unregistered options of common stock of the Company at an exercise price of $1.00 (which exercise price is not less than the closing price for Company stock on the date of Board approval of your appointment to the Board (June 8, 2010)), which options will vest annually over (3) years (1/3 per year) with a term of five (5) years, per the terms and conditions of the company’s standard stock option agreement (which agreement includes accelerated (100%) vesting upon a Change in Control of the Company). In addition, you will receive a quarterly stock option grant equal to six-thousand (6,000) options per quarter in which you are a member of the board on the last day of the quarter, which options (a) shall have an exercise price equal to the 20-day trailing average closing price of the stock (from the last day of the quarter) with respect to the quarter for which the grant relates; and (b) shall have the same vesting period and term as described above.

Replaced with:

The Board also approved the following compensation package:

You will receive a stock option grant of 300,000 unregistered options of common stock of the Company at an exercise price of $1.00 (which exercise price is not less than the closing price for Company stock on the date of Board approval of your appointment to the Board (June 8, 2010)), which options will have 1/36 vesting per month over a three-year period, term of five (5) years, per the terms and conditions of the company’s standard stock option agreement (which agreement includes accelerated (100%) vesting upon a Change in Control of the Company).  In addition, you will receive a quarterly stock option grant, per fiscal quarter to comport the Company’s fiscal year end, commencing August 31, 2010, equal to six-thousand (6,000) options per quarter in which you are a member of the Board on the last day of the quarter, which options shall have an exercise price equal to the average closing price of the Company’s common stock for the ten trading days before the last day of each fiscal quarter and will have 1/36 vesting per month over a three-year period.

[SIGNATURES ON FOLLOWING PAGE]

IN WITTNESS WHEREOF, the parties have executed this Amendment to Todd Wilson’s Membership to the Board of Directors of Augme Technologies, Inc. as of November 30, 2010.

ACCEPTED BY:	ACCEPTED BY:

/s/ Shelly Meyers Name: Shelly Meyers Title: Chairwoman	Name: /s/ Todd E. Wilson Todd E. Wilson Title: Director